Exhibit 10.20

CONSTRUCTION LOAN DISBURSEMENT AGREEMENT
(Commercial Real Estate)

This Construction Loan Disbursement Agreement (“Agreement”) is entered into effective as of December    , 2004, by and between each of ALGONQUIN COMMONS, LLC, an Illinois limited liability company, ALGONQUIN PHASE II ASSOCIATES LLC, an Illinois limited liability company, JRA ANDERSON OFFICE PARK, LLC, an Ohio limited liability company, JRA BEECHMONT TWINS, LLC, an Ohio limited liability company, JRA FAMILY LIMITED LIABILITY COMPANY, an Ohio limited liability company, MFF ASSOCIATES, LLC, an Ohio limited liability company, and TGH ASSOCIATES, LLC, an Ohio limited liability company (collectively and jointly and severally called “Borrower”), each of whose address is 3805 Edwards Road, Suite 700, Cincinnati, Ohio 45209 and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (“Lender”) whose address for purposes hereof is 730 Third Avenue, New York, New York 10017.

RECITALS

A.            Lender has agreed to make and Borrower has agreed to accept a loan (the “Loan”) in the amount of $21,000,000 for construction of the Improvements (defined below) on the Real Estate (defined below). Such construction is referred to herein as the “Project”.

B.            As of the date hereof, Lender has advanced 100% of the proceeds of the Loan to Borrower, which in accordance with the terms of the Loan Application and Commitment letter dated October 28, 2004 , have been deposited by Capstone Realty Advisors (“Pledge Agent”) in an account (the “Pledge Account”) maintained with U.S. Bank National Association pursuant to the Pledge Agreement (defined below).

C.            Lender and Borrower desire to establish the procedures and conditions pursuant to which the Loan proceeds will be advanced to or for the account of Borrower to pay for construction of the Project.

D.            Lender has entered into a Construction Loan Servicing Agreement of even date herewith with U.S. Bank National Association (in such capacity, “Servicer”) pursuant to which Servicer has undertaken to advise Lender with respect to certain matters related to the advance of the proceed of the Loan:

ARTICLE I

DEFINITIONS

1.1          Definitions.  The following terms as used herein will have the following meanings:

1.2          Big Box.  Those Project Elements to be demised to Wickes Furniture, Petsmart and Circuit City.

1.3          Completion.  As to any Improvements, “completion” shall mean that stage of construction where such Improvements are sufficiently complete that the tenant(s) are in lawful occupancy, actually paying rent, with only minor “punchlist” items that do not, individually or in the aggregate, prevent such tenant(s) from use of such portion of the Improvements as intended by the lease demising such Improvements (provided that the requirement that a tenant be open for business shall not apply to a Big Box unless such is a requirement under the document governing reimbursement of such tenant by the Borrower.

1.4          Completion Date.  For purposes of this Agreement, as to all Project Elements the construction of which is funded by the proceeds of the Loan, the “Completion Date” shall be thirty six (36) months from the date first above written, after which time the provisions of Section 6.8 shall apply. For the sake of clarity, the parties acknowledge that the Completion Date applies only to portions of the Project, the construction of which is commenced prior to the Completion Date.

1.5          Development Budget.  The detailed hard and soft cost budget for the costs of land acquisition, construction of the improvements, professional fees and financing fees, including estimated interest expense and all other related closing costs and soft costs to be incurred in connection with the Improvements, all of which shall be certified by Borrower and, as to the costs of construction of the Improvements, by the general contractor, a copy of which is attached hereto as Exhibit B.

1.6          Disbursement Agreement.  An agreement among the Borrower, the Lender and the Title Company pursuant to which the Title Company agrees to date down and endorse the Title Insurance Policy from time to time in connection with the disbursements of the Loan Proceeds in response to Requests for Advance, as such document may from time to time be modified, supplemented, restated or replaced.

1.7          Guarantor(s).  Each maker of a Guaranty (defined below).

1.8          Improvements.  The site development and improvements to be made on and to the Premises pursuant to this Agreement and according to the Plans and Specifications of a 138,919± square feet “big box” retail center (including one outlet) located on Randall Road in Dundee Township, Kane County, Illinois and to be known as “The Exchange at Algonquin Commons,” together with on-site improvements sufficient to meet zoning requirements.

1.9          Loan Documents.  The term “Loan Documents” means and includes, the following documents, each of even date herewith:

(a)           This Agreement;

(b)                                 A Promissory Note in the principal amount of $21,000,000 from Borrower to Lender (the “Note”);

(c)                                  A Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement from Borrower to Lender (the “Mortgage”);

(d)                                 An Assignment of Leases and Rents from Borrower to Lender (the “ALR”);

(e)                                  Pledge and Security Agreement (Real Estate Taxes) among Borrower, Lender and Pledge Agent (the “Tax Agreement”);

(f)                                   Pledge and Security Agreement (Loan Proceeds) among Borrower, Lender and Pledge Agent (the “Pledge Agreement”);

(g)                                  UCC Financing Statements to be filed in the respective locations of each entity constituting the Borrower (the “Financing Statements”);

(h)                                 Environmental Indemnity from Borrower and Jeffrey R. Anderson in favor of Lender (the “Environmental Indemnity”);

(i)                                     Guaranty of Non-Recourse Carve-Out Obligations from Borrower and Jeffrey R. Anderson (the “Carve-Out Guaranty”);

(j)                                    Completion Guaranty from Jeffrey R. Anderson to Lender (the “Completion Guaranty”);

(k)                                 Payment Guaranty from Jeffrey R. Anderson to Lender (the “Payment Guaranty”), together with the Carve-Out Guaranty and the Completion Guaranty, the “Guaranties”);

(l)                                     (i) Security Agreement (Architect’s Agreement); (ii) Security Agreement (General Contract), (iii) Security Agreement (Engineering Contract) and (iv) Security Agreement (Permits and Licenses) (each a “Security Agreement”, collectively, the “Security Agreements”), together with appurtenant consents from the counterparties, if any, to such agreements; and

(m)                             each of the Phase I Guaranty Documents together with any other document now or hereafter evidencing, securing, guarantying or otherwise relating to the Loan, as any of the same may from time to time be amended, modified or restated.

1.10        Loan Proceeds.  Funds disbursed under the Note pursuant to the Loan and this Agreement. As of the date hereof, such proceeds have been disbursed at the direction and for the benefit of the Borrower and have been deposited by the Pledge Agent pursuant to the Pledge Agreement, in the Pledge Account. As construction of the Improvements progresses, Loan Proceeds shall be disbursed from the Pledge Account as provided herein, and when deemed appropriate by Lender, in its sole discretion, pursuant to a separate Disbursement Agreement between Borrower, Lender and the Title Insurance Agent or Title Insurance Company (as hereinafter defined).

1.11        Phase I Guaranty Documents.  A certain Guaranty of Phase I Loan Obligations of even date herewith from Borrower to Lender (the “Phase I Guaranty”) together with a certain

Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement from Borrower in favor of Lender (the “Second Mortgage”) and a certain Second Assignment of Leases and Rents (the “Second ALR”) as each may from time to time be amended, modified or restated.

1.12        Pledge Account.  An account maintained by Pledge Agent with U.S. Bank National Association pursuant to the terms of the Pledge Agreement in which Borrower has directed that the proceeds of the Loan be deposited and from which Lender shall direct that Advances be made for payment of costs of construction of the Project, subject to strict compliance with the terms of this Agreement. The Pledge Account is numbered                    and is titled:                    .

1.13        Plans and Specifications.  The final plans and specifications for the construction of the Improvements on the Premises to be submitted to Lender and approved as required herein, and all amendments and modifications thereof made in accordance with this Agreement.

1.14        Premises.  The real estate described in Exhibit A attached hereto and made a part hereof (the “Real Estate”), and all of the estate, right, title and interest of Borrower at law or in equity in and to the Real Estate, all of the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Real Estate and all fixtures, machinery, appliances, equipment, furniture and personal property of every kind whatsoever now or hereafter owned by Borrower and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Real Estate, building, structures or other improvements thereon or in connection with any construction being conducted or which may be conducted thereon, including but not limited to all those items described as “Property” in the Mortgage, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Borrower in and to any such fixtures or personal property which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby.

1.15        Project Element.  A discrete portion of the construction to be undertaken with respect to the entire Project, for example, site work or the construction of a detached building.

1.16        Request for Advance.  A statement of Borrower on the form attached hereto as Exhibit C, together with (if applicable) a master affidavit and/or waiver of lien and certificates from the Contractor (as hereinafter defined), in compliance with the requirements of Section 5.7 hereof, and AIA Form G702/G703 (or such similar forms acceptable to Lender) and such other form(s) required by Lender (which documents shall include a list of each and every contractor, subcontractor and materialman to whom payment must be made and dollar amount owed), all of which shall be signed by the Contractor (as hereinafter defined) and by Borrower, setting forth the amount of the Loan requested to be disbursed at any one time and such other statements as Lender may require.

1.17        Title Insurance Commitment.  An American Land Title Association (“ALTA”) mortgagee’s title insurance commitment to be issued by the Title Insurance Company in such form as is acceptable to Lender.

1.18        Title Insurance Company.  First American Title Insurance Company.

1.19        Title Insurance Policy.  An ALTA mortgagee’s title insurance policy to be issued by the Title Insurance Company, in the amount of the Note showing fee simple title to the Premises as vested in Borrower and insuring the Mortgage to be a first and best lien on the Premises, subject only to exceptions permitted by Lender (the exceptions for mechanics/construction liens and survey and all other standard exceptions shall be deleted from the Title Insurance Policy). Such policy shall affirmatively insure ingress and egress to a publicly dedicated street and shall further provide such affirmative coverages and endorsements as may be required by Lender. Lender reserves the right to require reinsurance in such amounts and from such companies as may be acceptable to Lender, such reinsurance to be evidenced by ALTA Facultative Reinsurance Agreement with provisions for direct access.

ARTICLE II

WARRANTIES AND REPRESENTATIONS

To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender that:

2.1          Purpose of Loan.  The Loan shall be for business purposes involved in the financing of the construction of the Improvements on the Premises and not for consumer purposes.

2.2          Pending Suits.  There are no suits, judgments, bankruptcies or executions pending or, to the Borrower’s best knowledge, threatened against Borrower or the Premises.

2.3          Financial Statements.  The Financial Statements heretofore delivered by Borrower and any Guarantor to Lender are true and correct in all respects, and fairly present the respective financial condition of the subject thereof as of the respective dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof, and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or other borrowing approved by Lender.

2.4          No Mechanic’s/Construction Liens.  Borrower has, as of the date hereof, permitted no work on the Premises or the Improvements which could give rise to a lien on the Premises or the Improvements or, if such work has commenced, has provided adequate waivers, indemnifications and other assurances to the Title Insurance Company so that the Title Insurance Policy and all endorsements thereto can be issued without exception for filed or unfiled mechanics/construction liens.

2.5          No Violation of Other Agreements.  The consummation of the transactions contemplated by this Agreement and the performance of this Agreement and the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, deed to secure debt, lease, bank loan, loan agreement, credit agreement, partnership or joint venture agreement or other instrument or agreement to which Borrower is a party or by which it may be bound or affected.

2.6          Effect of Request for Advance.  Each Request for Advance, and the receipt of the funds requested thereby, will constitute an affirmation that the representations and warranties of this Article remain true and correct as of the date thereof and, unless Lender is notified to the contrary prior to the disbursement of the requested advance, will be so on the date thereof. Each Request for Advance shall also constitute a representation and warranty that the information set forth in such Request for Advance is true and correct.

ARTICLE III

THE CONSTRUCTION LOAN

3.1          Use and Purpose.  Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan Proceeds, such Loan Proceeds to be used for the purposes and subject to all of the terms, provisions and conditions of this Agreement and to be used as generally provided on the Development Budget.

3.2          Expenses and Advance Secured by Mortgage.  All disbursements, advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender pursuant to Section 8.8 of this Agreement, together with the Lender’s service fee and attorneys’ fees, if any, and all other loan expenses (including fees and costs paid by the Lender to the Servicer), as and when advanced or incurred, will be secured by the Mortgage to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, and any Event of Default which may occur hereunder will constitute a default under the Mortgage and each other Loan Document.

ARTICLE IV

REQUIREMENTS FOR INITIAL DISBURSEMENT

OF LOAN PROCEEDS

Lender will not be obligated to open the Loan and thereafter direct further disbursements of the Loan Proceeds unless and until the following conditions have been satisfied (unless Lender in its sole discretion permits Borrower to deliver same at some future time).

4.1          Loan Documents.  Borrower shall have furnished or delivered to Lender, in form, substance and execution acceptable to Lender, the following documents, if so requested by Lender:

(a)           The Loan Documents (including the Phase I Guaranty Documents);

(b)           Disbursement Agreement; and

(c)           Such other papers and documents as may be required by this Agreement or as Lender or Lender’s counsel may otherwise reasonably require.

4.2          Closing Costs.  Borrower shall have paid all closing costs, generally as described in Section 8.1 hereof.

4.3          Financial Statements.  Borrower and any Guarantor shall have delivered to Lender current financial statements for Borrower and any Guarantor certified to be true, correct and complete. Said financial statements must be current within the last 12 months.

4.4          Title Policy.  Borrower shall have procured a commitment or proforma policy for the issuance of the Title Insurance Policy, and the Title Insurance Company shall be unequivocally be prepared to issue the Title Insurance Policy, conditioned solely upon disbursement of the Loan Proceeds.

4.5          Survey.  Borrower shall have provided Lender and Servicer with a current ALTA survey (or such other type of survey as required by Lender at its sole discretion) of the Real Estate, prepared by a registered surveyor satisfactory to the Lender and the Lender’s counsel, which survey shall be certified to Lender, Lender’s and Borrower’s counsel, Title Insurance Company, and show, without limitation, the boundaries of the Real Estate dimensions and locations of any improvements, easements, rights of way, setback lines, adjoining sites, encroachments and extent thereof, established building lines and street lines, the distances to and the names of the nearest intersecting streets, all easements and encumbrances set forth in the Title Insurance Commitment, and shall contain a metes and bounds description of the Real Estate. The Survey shall also certify that the Project is not in a HUD-designated flood hazard area, has access to a dedicated street and shall meet the requirements of the Title Insurance Commitment.

4.6          Insurance.  Borrower shall have furnished to Servicer and Lender evidence, either in the form of duplicate policies, binders or certificates, (identifying each insurance policy, name of insurer, amount of coverage, deductible provisions and expiration date) that Borrower has purchased, and has in full force and effect, policies of insurance in form and issued by companies satisfactory to Lender for (a) fire and extended coverage, in amounts equal to 100% of the replacement cost of the Premises, with acceptable mortgagee clauses in favor of Lender and, where required by Lender, waiver of subrogation clauses attached; (b) public liability insurance in amounts satisfactory to Lender naming Lender as additional insured; and (c) flood and windstorm insurance and such other insurance all with such coverage and amounts as Lender may from time to time require, including, without limitation, coverages as specified in the Mortgage. Borrower shall maintain, or cause to be maintained by others as to Project Elements as to which work has commenced and remains incomplete, policies of Builder’s Risk Insurance in the amounts specified in Schedule 4.6 hereto with respect to construction for leases in effect as of the date hereof and in the full amount of any other construction undertaken by the Borrower from time to time as part of the Project, all such policies to have acceptable mortgage clauses in favor of Lender (such policies shall include soft cost coverage acceptable to Lender). Borrower shall, from time to time, furnish or cause its contractors to furnish evidence of worker’s compensation insurance.

4.7          Plans and Specifications.  Borrower shall have furnished to Servicer and Lender a complete, final and detailed set of the Plans and Specifications for the Premises, all of which shall be approved in writing by Lender. The ownership and right to use said Plans and Specifications shall be assigned to Lender.

4.8          Contracts.  Borrower shall have furnished to Servicer and Lender, if so requested by Lender:

(a)           Executed copies of all construction contracts, and any construction management contract, between Borrower and all contractors, engineers and architects (“Contractors”), and any supplements or amendments thereto, all subcontracts between any general contractor or Contractors and all of their subcontractors and suppliers for the construction of the Improvements, together with AIA Document A—305—Contractors Qualification Statement. Lender shall have the right to request that all such contracts be contingently assigned to it and that all requested Contractors execute an agreement in favor of Lender which includes an obligation to complete construction of the Improvements upon request by Lender or its designee. Lender shall have the right to disapprove any such contracts and the contracting parties;

(b)           If in the sole judgment of Lender such construction contracts and subcontracts do not cover all of the work necessary for completion of the Improvements, Borrower will cause to be furnished firm bids from responsible parties, or estimates and other information satisfactory to Lender, for the work not so covered, to enable Lenders to ascertain the total estimated cost of all work done and to be done.

4.9          Evidence of Compliance.  Borrower shall have furnished to Servicer and Lender evidence satisfactory to Lender that:

(a)          The Plans and Specifications, the Premises and the Improvements, when completed, and the contemplated use-thereof, will be in full compliance with all federal, state and municipal laws, statutes and ordinances and all rules and regulations promulgated hereunder, and restrictions of record affecting the Premises, including those dealing with building, zoning, environmental impact, setbacks, Americans With Disabilities Act, wetlands, safety and pollution control; and

(b)           There are sufficient utilities (water, sewer, electric, telephone and gas) for the Premises and the construction and operation of the Improvements thereon.

4.10        Building Permits.  At the request of Lender, Borrower shall have furnished to Servicer and Lender copies of the building permit or permits, or proof of the immediate availability of same, and all other licenses and permits required, complete in all respects, to authorize the construction of the Improvements on the Premises in accordance with the Plans and Specifications. Additionally, Borrower shall have furnished to Lender, upon request of Lender, an architect’s or engineer’s certificate evidencing compliance by Borrower with the requirements of Section 4.8. All permits shall be and hereby are assigned to Lender.

4.11        Approval.  Lender shall have approved the Plans and Specifications and the construction contracts with the general contractor for the Improvements. Neither Lender’s approval of the Plans and Specifications, nor any subsequent inspections or approvals of the Premises or Improvements during construction shall constitute a warranty or representation by Lender, Servicer or any of their respective agents, representatives or designees as to the technical sufficiency or adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Premises or Improvements.

4.12        Appraisal.  Lender shall have obtained a narrative appraisal of the Premises and Improvements which is satisfactory to Lender in both form and substance.

4.13        Organizational Documents.  Lender shall be provided with a copy of Borrower’s organizational documents as requested by Lender and evidence of authority to sign this agreement and the other Loan Documents.

4.14        Environmental Report.  Lender shall be provided with an environmental report prepared by a firm acceptable to Lender, in scope and nature, and with findings acceptable to Lender. Such report shall be addressed to Lender.

4.15        Commitment.  Borrower shall have complied with all other terms and conditions of any commitment letter agreement as to the Loan.

4.16        Soil Report.  Servicer and Lender shall be provided with a soil report of the Premises, containing such information and findings as required by Lender.

4.17        Opinion of Counsel.  Borrower shall provide Lender with such opinion(s) from counsel to Borrower, in such form and content as required by Lender.

ARTICLE V

REQUIREMENT FOR EACH DISBURSEMENT

Lender will not be required to direct disbursements of Loan Proceeds from the Pledge Account unless and until the following conditions have been satisfied:

5.1          Warranties and Representations True.  All warranties and representations made hereunder shall remain true and correct.

5.2          Request for Advance.  Duplicates of a Request for Advance shall have been submitted by Borrower to Servicer and Lender at least 7 business days prior to the disbursement. Such 7 day period shall commence on the latest day on which such Request for Advance shall have been received by the Lender or the Servicer.

5.3          No Damage.  Any structure or improvement on the Premises shall not have been materially damaged by fire or other casualty unless Lender shall have received insurance proceeds sufficient, in the sole judgment of Lender, to effect the satisfactory restoration of the Premises and to permit the completion of the Improvements prior to the Completion Date.

5.4          No Event of Default.  No Event of Default shall have occurred under this Agreement, any Loan Document or any other instrument evidencing, securing or otherwise relating to the Loan.

5.5          Updated Title Endorsement.  The Title Insurance Company shall be unconditionally prepared to give Lender an updated endorsement to the Title Insurance Policy coincident with such disbursement and showing no additional exception to Lender’s lien relative to its prior disbursement.

5.6          Updated Survey.  Upon completion of the foundation for the Improvements, at Lender’s sole option, an updated survey showing that the Improvements are being constructed within lot lines, set-back requirements, and otherwise according to law. Lender may also require an updated survey at a later date if Lender reasonably believes that any Improvements may have been constructed in an area that later may cause title or other problems.

5.7          Documents to be Furnished for Each Disbursement.

(a)           Regular Construction Disbursements.  The requirements of this Subsection (a) shall apply to all construction at the Project other than payments for (i) leasing commissions, (ii) the build out of tenant space as to which the shell building has already been completed and (iii) the reimbursement to the tenant for construction of the building to be occupied by Circuit City. For the sake of clarity, the parties intend and understand that the entire amount of the Loan is divided between and accounted for by funds to be disbursed pursuant to this Subsection (a) and Subsections (b) and (c) below.

Borrower shall have furnished to Servicer and Lender, for each and every disbursement, a Request for Advance (with all documents required in Section 1.16 hereof, plus for the immediately preceding draw (the “Prior Draw”), affidavits and/or waivers of lien and certificates of all subcontractors and materialmen covering all work and materials furnished to the Premises for which disbursement was previously made and covering all work and materials, included in the Previous Draw, all in compliance with the construction and mechanics’ lien laws of the State where the Premises are located and satisfying such other reasonable requirements of Servicer, Lender and/or the Title Insurance Company, together with such invoices, contracts, or other supporting data as Lender may reasonably require.

(b)           Tenant Improvements and Leasing Commissions.  The Development Budget provides for application of the proceeds of the Loan to (i) leasing commissions, (ii) the build out of tenant space as to which the shell building has already been completed and (iii) the reimbursement to the tenant for construction of the building to be occupied by Circuit City. The funds budgeted for the items referred to in Clauses (i) and (ii) are referred to herein as the “TI Funds”, currently budgeted as $                     , and the funds budgeted for the item referred to in clause (iii) are referred to herein as the “Circuit City Funds”, currently budgeted as $                       . The submission of Requests for Advances relative to TI Funds shall conform with the provisions of this subsection. Lender shall direct the Pledge Agent to disburse portions of the TI Funds to Borrower for the payment of leasing commissions and tenant improvement costs in the amounts actually incurred by Borrower in letting the vacant space in completed shell buildings to third parties, but not exceeding $70.00 per square foot of space being leased. Disbursements of TI Funds shall not be available more often than once per month and not in increments of less than $50,000.00) (except for the final disbursement, which may be in a lesser sum),. Lender’s approval of a request for a disbursement hereunder shall be subject to: (1) its receipt of such documentation evidencing the costs incurred by Borrower, as Lender shall reasonably request (i.e. bills, invoices, etc.), (2) with respect to subsequent disbursements, evidence reasonably required by Lender that all prior disbursements have been applied in accordance with the terms hereof (i.e. invoices, receipts marked paid, lien waivers, etc.) and (3) such additional requirements, including without limitation, tenant estoppel certificates, evidence of completion of improvements, appropriate governmental approvals or “sign-offs”, evidence of ability to pay for improvements to extent greater than allowance hereunder, etc., as Lender may reasonably request. Borrower shall request disbursements by submitting to Pledge Agent a disbursement request, together with all appropriate supporting documentation, and sending a copy of such request to Lender.

(c)           Circuit City.  The submission of Requests for Advances relative to Circuit City Funds shall conform with the provisions of this subsection. Disbursement of the Circuit City Funds shall be made at the stages of completion and in the amounts specified in the Circuit City lease. Lender’s approval of a request for a disbursement hereunder shall be subject to Lender’s having received (1) such documentation evidencing the costs incurred by Borrower, as Lender shall reasonably request (i.e. bills, invoices, etc.) and (2) copies of all materials required to be furnished to Borrower by the party requesting reimbursement under the Circuit City lease. In addition, Lender may request, and Borrower shall make reasonable efforts to obtain the following: (1) with respect to subsequent disbursements, evidence that all prior disbursements have been applied in accordance with the terms hereof (i.e. invoices, receipts marked paid, lien waivers, etc.) and (2) such additional information as is customary for interim construction draws in large commercial construction projects, including without limitation, tenant estoppel certificates, evidence of completion of improvements, appropriate governmental approvals or “sign-offs”, evidence of ability to pay for improvements to extent greater than allowance hereunder, etc.

(d)           All Classes of Disbursements.  Lender shall not be responsible in any manner to Borrower or any other party for the quality, design, construction, structural integrity, or health or safety features of any such improvements, notwithstanding Lender’s approval of the expenditure pursuant to this Agreement. Lender shall be entitled to disapprove any disbursement request if there shall be any outstanding default under the Loan Documents at the time the request is made or when the disbursement is scheduled to be made. Borrower shall require that all improvements shall be completed in a good and workman like manner, in compliance with all applicable legal requirements and in accordance with all requirements of the Loan Documents and the leases, if applicable.

Promptly after (i) Borrower’s request for a disbursement hereunder and (ii) Lender satisfaction that the conditions thereto have been satisfied, Lender shall deliver to Pledge Agent written instructions authorizing disbursement from the Pledge Account, in accordance with such instructions, and in the amount determined in accordance with the provisions of the third sentence of this subsection. Pledge Agent shall make disbursement to Borrower upon its receipt of Lender’s instructions in respect of Borrower’s request for disbursement, in accordance with such instructions.

5.8          Loan in Balance.  The Loan shall be in balance as defined in Section 8.9 of this Agreement.

5.9          Draw Inspection.  Servicer and Lender or their respective representatives have, at Lender’s sole option, inspected the Premises to sufficiently confirm, for Lender’s purposes, the accuracy of the statements contained in Sections 5.2, 5.3 and 5.7 above.

ARTICLE VI

REQUIREMENTS PRIOR TO FINAL DISBURSEMENT

The following requirements, in addition to the other requirements of Article V, shall have been met prior to a final disbursement of Loan Proceeds for the construction and/or leasing of the Improvements:

6.1          Completion of Improvements.  Except for build out of the Vacant Space, the Improvements shall have been fully completed, free and clear of construction and mechanics’ liens.

6.2          Fixtures and Equipment.  All fixtures and equipment required for the operation of the Premises which are to be installed or paid for by Borrower shall have been installed free and clear of all liens and security interests, other than Lender’s lien.

6.3          Certification of Completion.  With respect to Project Elements other than Big Boxes, Borrower shall have furnished to Lender and Servicer applicable certificates of occupancy from the local governmental authority, and such other evidence reasonably satisfactory to Lender certifying that the Improvements comply with all applicable zoning ordinances, building and use regulations and codes and all requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Improvements and, upon request of Servicer or Lender, Borrower’s certificate that no notices of any claimed violations of ordinances were or have been served on Borrower. Servicer and/or Lender may also require a written certification from Borrower’s architect that the Improvements have been completed in accordance with the Plans and Specifications.

With respect to construction of the Big Boxes, (A) the Improvements shall be complete as defined in Section 1.3 hereof and (B) the Borrower shall furnish to Lender all evidence of completion required to be furnished to the Borrower pursuant to the leases demising the Big Boxes. Lender may also request, and Borrower shall make reasonable efforts to obtain from the tenants of Big Boxes, additional evidence of completion, including without limitation, tenant estoppel certificates, evidence of completion of improvements, appropriate governmental approvals or “sign-offs”, evidence of ability to pay for improvements to extent greater than allowance hereunder, etc., as Lender may reasonably request. To the extent that such items may be obtained by the Borrower without the consent of the tenants, Borrower shall provide such items (for example, as-built surveys, title insurance date downs and updated insurance certificates).

6.4          Final Inspection.  Servicer and Lender or its representative have, at Lender’s sole option, inspected the Premises to sufficiently confirm, for Lender’s purposes, the accuracy of the statements contained in Sections 6.1 and 6.2 above. Unless expressed otherwise in this Agreement, and subject to the right so the Lender to designate replacement inspectors from time to time, such inspection shall be carried out by the persons or entities who carry out regular inspections of the Project in conjunction with Requests for Advances.

6.5          Endorsement to Title Insurance Policy.  Upon completion of all Improvements, the Title Insurance Company shall give Lender a final endorsement to the Title Insurance Policy and an ALTA 3.1 Endorsement (with parking), updating all survey-related coverages to reflect the Project as completed, with no additional exceptions to coverage, and otherwise acceptable to Lender.

6.6          Release of Balance of TI Funds.  At such time as at least 93% of the rentable space in the Project shall be leased to tenants who are (a) in occupancy, (b) paying rent and (c) not owed any amounts for tenant improvements or leasing commissions, then Lender shall direct the Pledge Agent to disburse the balance, if any, of the TI Funds directly to Borrower.

6.7          Other Requirements.  All other requirements, conditions and covenants of this Agreement and the other Loan Documents shall have been complied with.

6.8          Failure to Advance Funds by the Completion Date.  Subject to the provisions of Section 6.6 hereof, any portion of the proceeds of the Loan that remain undisbursed as of the date specified in Section 1.4 hereof shall be applied, at the sole discretion of the Lender, to reduce and prepay the principal balance of the Loan and to pay the applicable Prepayment Premium (as defined in the Note) with respect to such prepayment of principal. In connection with such optional application by the Lender, Borrower shall have the right, but not the obligation, to prepay an additional amount of the principal of the Loan so as to cause the conditions to release of the Payment Guaranty to be met.

ARTICLE VII

DISBURSEMENTS

7.1          General Provisions Relating to Disbursements.  The parties acknowledge that the Servicer is acting as the adviser to Lender with respect to disbursement of the Loan proceeds. Servicer is solely the agent of the Lender and has no contractual relationship with, and owes no duty to, Borrower with respect to the Loan.

In connection with all disbursements of the Loan proceeds, other than those relating solely to disbursement of the TI Funds for tenant improvements and leasing costs associate with the, Borrower shall submit duplicates of all Requests for Advance, directly to the Servicer and the Lender. In connection with disbursements of the TI Funds, Borrower shall submit Requests for Advance to the Lender and the Pledge Agent. (For the avoidance of doubt, any Request for Advance involving disbursements for TI Funds and other construction costs shall be sent to Servicer, Lender and Pledge Agent.). Borrower acknowledges that Servicer is acting as Lender’s adviser as to the appropriateness of each Request for Advance, and accordingly Borrower agrees to respond to any reasonable requests by Servicer for additional information relating to any Request for Advance. Lender shall retain and exercise its own discretion in acting upon any advice it receives from the Servicer regarding any Request for Advance; Lender shall not be obliged to direct the Pledge Agent to advance funds solely because Servicer so recommends, nor shall Lender be precluded from making a disbursement if Servicer recommends against doing so.

Notwithstanding the foregoing, in the event that Lender declines to make the full disbursement requested in any Request for Advance, Lender shall provide an explanation of the reasons for such decision. Borrower acknowledges that Lender is relying, in part, on recommendations to be provided by the Servicer with respect to such decisions and that the Servicer’s obligation to Lender is to provide a reasonable explanation some time after the Servicer provides a recommendation not to fund in full.

Lender represents to Borrower that Servicer is bound by the terms of the Construction Loan Servicing Agreement to make a recommendation as to the propriety of any request for a disbursement within five (5) business days of receipt of such request from Borrower. Lender will take reasonable commercial steps to see that Servicer adheres to such timing, but Borrower acknowledges and agrees that Lender shall not be liable to the Borrower for delays that occur because of Servicer’s failure to advise Lender in a timely manner, and Lender shall not be obliged to act upon any Request for Advance to the extent that Lender has not received advice from Servicer with respect thereto. Lender shall act upon Borrower’s request for a disbursement within five (5) days of receipt of a recommendation with respect thereto from the Servicer.

7.2          Monthly Payouts.  After opening the Loan, disbursements for the construction of the Improvements will be made from time to time as construction progresses, but no more frequently than once in any calendar month and no more frequently than twice in any calendar month as to the three (3) calendar months after the Improvements open for business to the public, each of which disbursements shall occur no sooner than 14 days after the previous disbursement

7.3          Amount of Disbursement.  Subject to compliance with the terms of this Agreement, Lender shall direct Pledge Agent to make the disbursement of Loan Proceeds for the construction of the Improvements so long as the Loan is in balance. Retainages shall be separately treated with respect to particular discrete Project Elements, and shall be released or held as progress on the particular Project Element is made, without regard to state of completion of other Project Elements, Disbursements shall be subject to a 10% retainage from all contractors and materialmen, provided that retainages shall not be withheld with respect to construction of Big Boxes, unless the lease pursuant to which such construction is undertaken provides for retainages. There shall be no retainage for soft costs. The retainage as to the site work shall be disbursed upon the written request of Borrower after: (i) substantial completion of that portion of the Improvements constituting site work to the satisfaction of Lender in a good and workmanlike manner, in accordance with the Plans and Specifications and in accordance with all applicable building codes and (ii) Lender’s receipt of evidence satisfactory to it of such completion including, without limitation, a certificate of substantial completion with respect thereto on AIA Document G704 (or equivalent) by Borrower, borrower’s general contractor and Borrower’s architect. The retainage as to those portions of Improvements representing building shells (each a “Building Shell”) shall be disbursed upon the written request of Borrower after (A) substantial completion of the work as to the Building Shell to the satisfaction of Lender in a good and workmanlike manner, in accordance with the Plans and Specifications and in accordance with all applicable building codes and (B) Lender’s receipt of evidence satisfactory to it of such completion including, without limitation, a certificate of substantial completion with respect to thereto on AIA Document G704 (or equivalent) by Borrower, Borrower’s general contract and Borrower’s architect and, as applicable, a certificate(s) of occupancy issued by the governmental authority having jurisdiction to do so as to such work. The retainage as to the balance of a

Project Element shall be disbursed upon the written request of Borrower after: (A) substantial completion of all the Improvements constituting such Project Element to the satisfaction of Lender in a good and workmanlike manner, in accordance with the Plans and Specifications and in accordance with all applicable building codes and (B) occupancy of the premises by each applicable tenant and such tenant being open for business (provided that the requirement that a tenant be open for business shall not apply to a Big Box unless such is a requirement under the document governing reimbursement of such tenant by the Borrower) and (C) Lender’s receipt of evidence satisfactory to it of such completion, which may include, without limitation, a final, unconditional certificate(s) of occupancy issued by the governmental authority having jurisdiction to do so as to all Improvements constituting such Project Element (or temporary or conditional certificate(s) of occupancy if such is the practice in the jurisdiction where the Project is situated, with final to be provided when available); a certificate of substantial completion of all Improvements constituting such Project Element on AIA Document G704 (or equivalent) by Borrower, Borrower’s general contractor and Borrower’s architect; an estoppel certificate (acceptable in form and substance to Lender in its discretion) from each tenant using and/or occupying all or any part of the Improvement(s) (which estoppel certificate must indicate such tenant’s acceptance of the applicable Improvements, that such Improvements are in compliance with the terms of the applicable lease and that there are no outstanding “punch list” items) and, if required by Lender, a confirming certificate or report by Lender’s inspecting architect. The reduction or release of any of the retainage shall be subject to adjustment by Lender to withhold an amount equal to one and one-half times Lender’s estimated cost to correct any defects in the Improvements and/or to complete that portion of the Improvements for which the retainage is to be released in accordance with the Plans and Specifications and all applicable building codes and in a good and workmanlike manner. Lender shall have no obligation to disburse proceeds of the Loan in connection with materials which have not been delivered to the Property and incorporated into the Improvements.

The retainage shall be disbursed with the final disbursement, upon compliance with the requirements set forth in Article VI and in Article VII above, unless Lender, at its sole option, agrees to an earlier release of all or part of the retainage.

7.4          Payment of Disbursements.  At Lender’s sole option, disbursements shall be made in whole or in part (i) into a deposit account in Borrower’s name, (ii) directly to Lender for all amounts then due Lender, including, without limitation, interest expense; draw inspection fees; escrow funding and partial release, loan origination and delinquent payment fees; (iii) to the Title Insurance Company to be disbursed as provided in the Disbursement Agreement; (iv) directly to Borrower, (v) directly to any Contractor or materialman; and/or (vi) as otherwise determined by Lender.

7.5          Acquiescence Not a Waiver.  To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the disbursement of Loan Proceeds, such acquiescence will not constitute a waiver by Lender and Lender at any time after such acquiescence may require Borrower to comply with all such requirements.

7.6          Loan Expenses.  At the time of initial disbursement of Loan Proceeds, Lender may pay from the Loan Proceeds all agreed upon loan expenses, and thereafter, may, if it so elects, pay to itself from Loan Proceeds, interest and principal due on the Note and any other loan expenses.

ARTICLE VIII

COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

8.1          Costs and Expenses.  Borrower will pay all costs and expenses required to satisfy the conditions of this Agreement, including but not limited to all taxes and recording expenses, Lender’s attorneys fees, surveys, appraisals, title insurance, title updates, real estate taxes, and insurance policies. Borrower shall also pay to Lender the per draw inspection fees to cover construction draw costs incurred by Servicer and/or Lender, payable at the time of each draw requests. Borrower shall also pay Lender all costs and expenses charged to Lender by Servicer pursuant to the Construction Loan Servicing Agreement.

8.2          Inspections.  Borrower will permit Servicer, Lender and representatives thereof to enter upon the Premises at all reasonable times to inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine all detailed plans, shop drawings, specifications and other records which relate to the Improvements and will cooperate, and cause all contractors, subcontractors and materialmen to cooperate with Servicer and Lender to enable it to perform its functions hereunder. Lender may, at its discretion, withhold a draw payment until after Servicer’s or Lender’s architect or inspector has inspected the work performed.

8.3         Construction of Improvements.  Borrower has heretofore commenced construction of the Improvements. Borrower will cause the construction of the Improvements to be prosecuted with due diligence and continuity and will complete the same in accordance with the Plans and Specifications on or before the Completion Date, free and clear of liens or claims for liens.

8.4          Brokers.  Borrower will indemnify and hold harmless Lender from and against all claims of brokers and agents arising by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

8.5          Bill of Sale.  Borrower will deliver to Servicer and Lender on demand (from Servicer or Lender) any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Mortgage and/or Loan Documents.

8.6          Correction of Defects.  Borrower will correct all defects in the Improvements and any departure from the Plans and Specifications not approved by Lender. The advance of any Loan Proceeds, whether before or after such defects or departures from the Plans and Specifications are discovered by or called to the attention of Lender, will not constitute a waiver of Lender’s right to require compliance with this covenant.

8.7          Changes.  No single change costing more than $10,000.00, nor any changes costing in the aggregate more than $25,000.00 shall be made in the approved Plans and

Specifications without Lender’s prior written consent. To the extent that the lease demising a Big Box gives Borrower discretion to approve changes, then Borrower shall not approve any changes in excess of the foregoing limits without Lender’s prior consent.

8.8          Advances to Cure Default.  In the event that Borrower fails to perform any of Borrower’s covenants or agreements under this Agreement, Lender may, but shall not be required to, perform any or all of such covenants and agreements, and any amounts expended by Lender in so doing will constitute additional indebtedness under this Agreement and under the Mortgage.

8.9          Loan in Balance.

(a)           Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Loan at all times shall be in balance. The Loan shall be deemed to be in balance only when the undistributed Loan Proceeds equal or exceed the amount necessary to complete the Improvements. The cost to complete the Improvements or the phase of the Improvements, as the case may be, shall be based upon Lender’s estimate of the cost of construction from time to time to pay for all work and labor done or to be done and all materials furnished or to be furnished for the completion of the construction of the Improvements in accordance with the Plans and Specifications, and also to pay the amounts necessary for the estimated or actual costs of start-up expenses, tenant finish improvements, leasing commissions, initial operating deficits, including all operating expenses and interest expenses through the date Lender projects breakeven operations, the expense of items set forth in Section 8.1 of this Agreement, and all other nonconstruction costs associated with the Loan and with Borrower’s actual or proposed use of the Premises and Improvements.

(b)           If for any reason the amount of such undistributed proceeds shall at any time be or become insufficient for such purpose under (a) above, regardless of how such conditions may be caused, Borrower will (within 15 days after written notification from Lender) pay all costs of the Improvements until the Loan and each phase of the work is in balance and until such payments have been made Lender will not be obligated to make any further disbursements hereunder. During construction, any income received by Borrower relative to the Project shall be applied to construction period interest under the Note.

8.10        Development Fees.  In addition to the other conditions contained herein and in any other Loan Document, development fees will be disbursed as construction progresses but at no time shall the amount disbursed exceed the percentage that the Project is complete.

ARTICLE IX

DEFAULT

9.1          Events of Default by Borrower.  The occurrence of any one or more of the following shall constitute an “Event of Default” as such term is used herein:

(a)           A default under the Note, or the Mortgage or any other Loan Document;

(b)           Any representation, warranty or statement made by (or on behalf of) Borrower or any Guarantor in this Agreement, in any other Loan Document or any other instrument now or hereafter evidencing, securing, guarantying or in any manner relating to the Loan proves untrue in any material respect;

(c)           Failure of Borrower to comply with any of the terms and conditions of this Agreement;

(d)           An unreasonable delay in the construction of any Project Element, other than a Big Box, as to which construction is commenced or a discontinuance for a period of 15 days (subject to matters beyond Borrower’s control, including bad weather), or in any event a delay in the construction of such a Project Element (subject to matters beyond Borrower’s control, including bad weather) so that the same may not, in Lender’s reasonable sole judgment, be completed on or before the Completion Date;

(e)           The reasonable disapproval by Lender at any time of any construction work and the failure of Borrower to cause the same to be corrected to the satisfaction of Lender within 15 days provided, however, if within such 15 day period Borrower has made a good faith effort to comply with the foregoing requirements but has not yet been able to complete same and such effects continue and it reasonably appears that they will be successful, then the time to cure such default shall be extended by such reasonable time as determined by Lender so long as Borrower continuously and diligently prosecutes such correction;

(f)            The use of any materials, fixtures or articles in the construction of the Improvements that are not in accordance with the Plans and Specifications as approved by Lender;

(g)           The bankruptcy or insolvency of any general contractor or subcontractor under contract to work on the Improvements and failure of Borrower to procure a contract or subcontract with a new substitute contractor or subcontractor satisfactory to Lender within 30 days from the occurrence of such bankruptcy or insolvency.

(h)           If Borrower or any Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Borrower or any Guarantor of all or any substantial part of their properties or of the Premises;

(i)            If within 60 days after the commencement of any proceeding against Borrower or any Guarantor seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding is not dismissed, or if, within 60 days after the appointment, without the consent or acquiescence of Borrower of any trustee, receiver or liquidator of Borrower or any Guarantor of all or any substantial part of their properties or, of the Premises, such appointment is not vacated or stayed on appeal or otherwise, or if, within 60 days after the expiration of any such stay, such appointment is not vacated.

(j)           The occurrence of any default or event of default under any document evidencing or securing a certain loan from Lender to affiliates of Borrower in the principal amount of $77,300,000, as evidenced by a Promissory Note of like amount from such affiliates to Lender dated October 29, 2004 and secured by real property owned by such affiliates, adjacent to and contiguous to the Project.

9.2          Lender’s Remedies in the Event of Default.  Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and/or equity and by the terms of the Loan Documents, may, in its sole discretion, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)           Take possession of the Premises and complete the construction and equipping of the Improvements and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, any expense incurred by Lender being deemed to be part of the indebtedness of Borrower pursuant to the Loan, including either the right to avail itself of or procure performance of existing contracts, under the Security Agreements or otherwise, or let any contracts with the same contractors or others. Without restricting the generality of the foregoing and for purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitute in the premises to complete construction and equipping of the Improvements in the name of Borrower; to use unadvanced funds remaining in the Pledge Account under this Agreement or which may be reserved, or escrowed or set aside for any purpose hereunder at any time to complete the Improvements; to make changes in the Plans and Specifications necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; to retain or employ new general contracts, subcontractors, architects and inspectors as shall be required for such purposes; to pay, settle, or compromise all existing bills and claims, which may be lien or security interests, or to avoid such bills and claims becoming liens against the Premises or security interests against fixtures or equipment, or as may be necessary or desirable for the completion of the construction of the Improvements or for the clearance of title; to provide for and cause the completion of any tenant work, tenant furnishings and/or tenant Improvements for all or any portion of the Improvements on the Premises; and to do any and every act which Borrower might do in its own behalf; to prosecute and defend all actions or proceedings in connection with the Improvements or the Premises or fixtures or equipment; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked; and/or

(b)           Withhold further disbursement of the Loan Proceeds; and/or

(c)           Declare the entire indebtedness evidenced by the Note, without demand or notice of any kind (which are hereby expressly waived) to be due and payable at once and, in that event, such indebtedness and obligations shall become immediately due and payable; and/or

(d)           Exercise any or all remedies available to Lender under any of the Loan Documents.

ARTICLE X

GENERAL COVENANTS

10.1        No Assignments by Borrower.  This Agreement may not be assigned by Borrower.

10.2        Assignment by Lender.  This Agreement, the Loan Documents and any other instrument now or hereafter evidencing, securing or in any manner affecting the Loan may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder and assignee of the same will succeed to and be possessed of the rights of Lender under all of the same to the extent transferred and assigned.

10.3        Time of the Essence.  Time is of the essence of this Agreement.

10.4        No Agency.  Neither Servicer nor Lender is the agent or representative of Borrower, and Borrower is not the agent or representative of Lender or Servicer, and nothing in this Agreement will be construed to make Lender or Servicer liable to anyone for goods delivered or services performed upon the Premises or for debts or claims accruing against Borrower.

10.5       No Partnership or Joint Venture.  Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between Borrower and Lender or between Borrower and Servicer.

10.6        No Third Party Beneficiaries.  All conditions to the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person will have standing to require satisfaction of such conditions or be entitled to assume that Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by Lender at any time if Lender in its sole discretion deems it advisable to do so.

10.7        Waiver.  No delay or omission by Lender to exercise any right or power arising from any default will impair any such right or power or be considered to be a waiver of any such default or any acquiescence therein nor shall the action or nonaction of Lender in case of default on the part of Borrower impair any right or power arising therefrom. No disbursement of the Loan hereunder shall constitute a waiver of any of the conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such condition, shall any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

10.8      Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder, or pursuant to the applicable version of the Uniform Commercial Code, will be sufficiently given if in writing and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, to the party being given such notice at the appropriate address set forth in the first paragraph of this Agreement, or to such other address as either party may give to the other in writing for such purpose. All such notices, requests, demands and other communications, if so mailed, will be deemed to be given when so mailed. All notices or requests addressed to Servicer shall be sent to “Commercial Real Estate Department, CN OH W 10C, 425 Walnut Street, Cincinnati, Ohio 45202.”

10.9        Partial Invalidity.  In the event any one or more of the provisions contained in this Agreement shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein.

10.10      Entire Agreement.  This Agreement, the Loan Documents and the other contracts, agreements and instruments described herein contain all of the terms covering the disbursement of the Loan by Lender and the use of the Loan by Borrower.

10.11      Publicity.  Borrower hereby gives Lender permission to release articles concerning financing of the Premises and shall allow Lender to erect a sign or add Lender’s name to the construction sign on the Project site identifying Lender’s financing of the Project.

10.12      Applicable Law.  This agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without reference to the choice of law or conflicts of law principles of the State.

10.13      Attorney’s Fees.  Borrower will pay Lender’s reasonable attorneys’ fees and costs in connection with the negotiation, preparation and administration of this Agreement and will pay Lender’s reasonable attorneys’ fees and costs in connection with this Note and the other Loan Documents; without limiting the generality of the foregoing or the provision of Section 7.1 hereof, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Premises or the Loan Documents or if Lender employs one or more counsel to protect, collect, lease, sell, take possession of, or liquidate any of the Premises or to attempt to enforce or protect any security interest or lien or other right in any of the Premises or under any of the Loan Documents, or to enforce any rights of Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to any Lender in furtherance hereof, then in any such event, all of the attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower, payable on demand and evidenced and secured by the Loan Documents.

10.14      WAIVER OF JURY TRIAL.  EACH PARTY HEREBY JOINTLY AND SEVERALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH PARTY REPRESENTS TO THE OTHERS THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

10.15      Joint and Several Liability.  The obligations and liabilities of “Borrower” hereunder shall be the joint and several obligations and liabilities of each of Algonquin Commons, LLC, an Illinois limited liability company, Algonquin Phase II Associates LLC, an Illinois limited liability company, JRA Anderson Office Park, LLC, an Ohio limited liability company, JRA Beechmont Twins, LLC, an Ohio limited liability company, JRA Family Limited Liability Company, an Ohio limited liability company, MFF Associates, LLC, an Ohio limited liability company, and TGH Associates, LLC, an Ohio limited liability company, each as a primary obligor, but such obligations are subject to the Limitation of liability set forth in the Mortgage.

ARTICLE XI

ADDENDUM

11.1        Project Management.  Borrower shall not use or employ any management company or agent without the prior written approval of Lender of said company or agent (other than Jeffrey R. Anderson Real Estate, Inc.), and Borrower shall not enter into, amend, modify or supplement any management agreement without Lender’s prior written approval thereof, which shall not be unreasonably withheld, delayed or conditioned. If required by Lender, Borrower agrees, within sixty (60) days after notice is given from Lender, to retain a professional independent management company and/or real estate brokerage company to manage the operation of the Project and the leasing of space in the Project. Such management company and/or real estate brokerage company shall be experienced in the management and leasing of the Project and must be satisfactory to the Lender, in its discretion.

THIS SPACE INTENTIONALLY LEFT BLANK

EXECUTED EFFECTIVE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

BORROWER:

ALGONQUIN COMMONS, LLC, an Illinois limited liability company

ALGONQUIN PHASE II ASSOCIATES LLC, an Illinois limited liability company

JRA ANDERSON OFFICE PARK, LLC, an Ohio limited liability company

JRA BEECHMONT TWINS, LLC, an Ohio limited liability company

JRA FAMILY LIMITED LIABILITY COMPANY, an Ohio limited liability company

MFF ASSOCIATES, LLC, an Ohio limited liability company

TGH ASSOCIATES, LLC, an Ohio limited liability company

By:	Jeffrey R. Anderson Real Estate, Inc., an Ohio corporation and collectively their authorized agent

	By:	/s/ Jeffrey R. Anderson
Printed Name: Jeffrey R. Anderson
Title: President

LENDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:
Printed Name:
Title:

EXHIBITS

EXHIBIT A — REAL ESTATE LEGAL DESCRIPTION

EXHIBIT B — DEVELOPMENT BUDGET

EXHIBIT C — DRAW FORM

EXHIBIT A

LEGAL DESCRIPTION

ALGONQUIN COMMONS, PHASE II

PARCEL 1:

THAT PART OF FRACTIONAL SECTION 6, TOWNSHIP 42 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID FRACTIONAL SECTION 6; THENCE SOUTH 89 DEGREES 39 MINUTES 00 SECONDS WEST, ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER, 1457.82 FEET; THENCE SOUTH 00 DEGREES 50 MINUTES 38 SECONDS EAST, TO A LINE 20.00 FEET SOUTHERLY OF AND PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, BEING THE SOUTH LINE OF COUNTY LINE ROAD ACCORDING TO DOCUMENT NO. 80478, RECORDED FEBRUARY 11, 1906, FOR THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 39 MINUTES 00 SECONDS EAST PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, 997.61 FEET TO THE WEST LINE (IF THE EAST 460.00 FEET OF SAID NORTHEAST QUARTER; THENCE SOUTH 00 DEGREES 33 MINUTES 35 SECONDS EAST, ALONG SAID WEST LINE, 638.78 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF SAID NORTHEAST QUARTER, AS MONUMENTED AND OCCUPIED; THENCE NORTH 89 DEGREES 57 MINUTES 05 SECONDS EAST, ALONG SAID SOUTH LINE, 423.27 FEET TO THE WEST LINE OF RANDALL ROAD ACCORDING TO DOCUMENT NO. 97K073506, RECORDED OCTOBER 28, 1997; THENCE SOUTH 00 DEGREES 17 MINUTES 50 SECONDS WEST, ALONG SAID WEST LINE 227.08 FEET; THENCE SOUTH 89 DEGREES 57 MINUTES 05 SECONDS WEST, PARALLEL WITH THE SOUTH LINE OF SAID NORTH HALF, 100.59 FEET; THENCE SOUTH 00 DEGREES 17 MINUTES 50 SECONDS WEST, PARALLEL WITH SAID WEST LINE OF RANDALL ROAD, 62.61 FEET; THENCE SOUTH 89 DEGREES 57 MINUTES 05 SECONDS WEST, PARALLEL WITH THE SOUTH LINE OF SAID NORTH HALF, 353.00 FEET; THENCE NORTH 00 DEGREES 17 MINUTES 50 SECONDS EAST, PARALLEL WITH SAID WEST LINE OF RANDALL ROAD, 209.70 FEET; THENCE SOUTH 89 DEGREES 39 MINUTES 00 SECONDS WEST, PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, 495.00 FEET; THENCE SOUTH 00 DEGREES 27 MINUTES 16 SECONDS EAST, PARALLEL WITH THE WEST LINE OF THE EAST HALF OF SAID NORTHEAST QUARTER, 30.00 FEET; THENCE SOUTH 89 DEGREES 39 MINUTES 00 SECONDS WEST, PARALLEL WITH THE NORTH LINE OF SAID NORTHEAST QUARTER, 335.00 FEET TO THE WEST LINE OF THE EAST HALF OF SAID NORTHEAST QUARTER; THENCE NORTH 00 DEGREES 27 MINUTES 16 SECONDS WEST, ALONG SAID WEST LINE, 114.35 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF SAID NORTHEAST QUARTER; THENCE SOUTH 89 DEGREES 57 MINUTES 05 SECONDS WEST, ALONG THE SOUTH LINE OF SAID NORTH HALF, 133.21 FEET; THENCE NORTH 00 DEGREES 50 MINUTES 38 SECONDS WEST, 653.57 FEET TO THE POINT OF BEGINNING, IN THE VILLAGE OF ALGONQUIN, DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS FOR ROADWAYS, WATERMAINS, SANITARY SEWER, STORM SEWER AND DETENTION FACILITIES FOR THE BENEFIT OF PARCEL 1 AS SET FORTH AND DEFINED IN DECLARATION OF EASEMENTS, RESTRICTIONS AND MAINTENANCE AGREEMENT DATED OCTOBER 8, 2003 AND RECORDED NOVEMBER 4, 2003 AS DOCUMENT NO. 2003K194483, KANE COUNTY, ILLINOIS AS AMENDED AND RESTATED BY AMENDED AND RESTATED DECLARATION OF EASEMENTS, RESTRICTIONS AND MAINTENANCE AGREEMENT FOR ALGONQUIN COMMONS LIFESTYLE CENTER AND THE EXCHANGE AT ALGONQUIN COMMONS MADE EFFECTIVE AS OF NOVEMBER 4, 2003 AND RECORDED OCTOBER 12, 2004 AS DOCUMENT NO. 2004K132533, KANE COUNTY, ILLINOIS.

2

Jeffrey R. Anderson Real Estate, Inc.

Algonquin Commons Phase II

Construction Cost Budget

					In lakes
	Circuit City	Petsmart	Staples	RETAIL	Furniture	Total

LAND & ON-SITE COSTS
Land Costs - 19,197 acres	$1,959 682	$1,321,268	$1,159,516	$1,449,395	$2,154,179	$8,053,941

HARD COSTS
Building Costs - Cold Dark Shell	2,028 000	1,852,275	1,300,000	1,825,000	2,799,875	9,404,950
Building Costs - Excess of COS	0	0	0	0	0	0
Tenant improvement allowance	0	0	0	0	0	0
Off-site costs	0	0	0	0	0	0
Site Costs	364,961	246,079	215,953	289,941	403,086	1,500,000
Paving, Parking, Lights	517,028	348,011	305,934	382,417	571,010	2,125,000
Winter Conditions	0	0	0	0	0	0
GC/Fee/ProConstruction	110,249	74,338	63,236	81,545	121,758	453,125
Hard Cost Contingency	241,487	95,338	87,131	102,545	142,759	669,268
Total Hard Costs	3,261,734	2,416,637	1,974,254	2,461,448	4,038,269	14,152,343

SOFT COSTS
Architectural/Engineering/Traffic	33,800	45,580	40,000	50,000	74,658	244,038
Survey	7,500	7,500	7,500	7,500	7,500	37,500
Admin. / Overhead	20,000	20,000	20,000	20,000	20,000	100,000
Legal / Leases	25,000	25,000	25,000	25,000	25,000	125,000
Appraisal	1,500	1,500	1,500	1,500	1,500	7,500
Environmental	1,500	1,500	1,500	1,500	1,500	7,500
Soil Test & Construction	10,000	10,000	10,000	10,000	10,000	50,000
Inspection Fees	5,000	5,000	5,000	5,000	5,000	25,000
Title Insurance	2,000	2,000	2,000	2,000	2,000	10,000
Liability Insurance	10,000	10,000	10,000	10,000	5,000	45,000
Loan Fees - Construction	25,000	25,000	25,000	25,000	5,000	105,000
Loan Fees - Permanent	25,000	25,000	25,000	25,000	25,000	125,000
Construction Interest	138,000	105,750	108,500	80,000	158,250	598,560
Leasing Commissions	169,000	113,950	100,000	125,000	186,645	694,595
Building permits	33,500	22,700	20,000	25,000	37,329	138,919
Other Permits	101,400	68,370	60,000	75,000	111,987	416,757
Development Fee	33,800	22,790	20,000	25,000	37,329	138,919
Travel and courier service	5,000	5,000	5,000	5,000	5,000	25,000
Closing Costs	10,000	10,000	10,000	10,000	10,000	50,000
Project Manager	12,165	8,203	7,108	8,998	13,436	50,000
Contingency Soft	68,963	53,493	50,120	64,650	74,213	289,429
TOTAL SOFT COSTS	738,478	588,428	651,318	601,148	816,347	3,293,717

TOTAL PROJECT COSTS	$5,957,794	$4,326,332	$3,635,088	$4,511,991	$1,018,785	$25,500,000

Loss Equity	(1,091,983)	(738,236)	(647,860)	(809,824)	(1,200,197)	(4,500,000)

NET PROJECT COSTS	$4,082,912	$3,508,096	$3,037,228	$3,702,167	$5,806,597	$21,000,000

Schedule 4.6

BUILDER’S RISK REQUIRED FOR TENANTS SIGNED AT LOAN CLOSING
Circuit City	$3,036,865
Pet Smart	2,294,838
Wickes Furniture	3,799,154
TOTAL BUILDER’S RISK INSURANCE IN PLACE	9,130,857
Insurance Provided by Tenant - Circuit City	(3,036,865)
Insurance Provided by Tenant - Wickes Furniture	(3,170,246)
TOTAL BUILDER’S RISK INSURANCE OF BORROWER	$2,923,746